                                                                  EXHIBIT 3.1.46

                            CERTIFICATE OF FORMATION

                                       OF

                             SANMINA GENERAL, L.L.C.

         FIRST:   The name of the limited liability company formed hereby is:

                                           Sanmina General, L.L.C.

         SECOND: The address of the company's registered office in the State of Delaware is: The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the company's registered agent at such address is The Corporation Trust Company.

         THIRD:   The purpose of the company is to engage in any lawful act of activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

         FOURTH: The company shall be managed by its members in accordance with the terms of its limited liability company agreement.

         FIFTH:   No member of the company shall be obligated personally for any debt, obligation or liability of the company solely by reason of being a member of the company. The failure to observe any formalities relating to the business or affairs of the company shall not be grounds for imposing personal liability on any member for the debts, obligations or liabilities of the company.

         SIXTH:   The company reserves the right to amend or repeal any
provision contained herein in the manner now or hereafter prescribed by law and in the company's limited liability company agreement.

         THE UNDERSIGNED, as an authorized person, hereby executes this Certificate of Formation for the purpose of forming a limited liability company under the Act (6 Del.C. Section 18-101 et seq.) The undersigned hereby declares that to the best of the undersigned's knowledge and belief, the facts stated above are true, and accordingly executes this Certificate of Formation as of December 30, 1999.

                                           /s/  Elizabeth D. Jordan
                                           -------------------------------------
                                           Elizabeth D. Jordan,
                                           Authorized Person